                                                                 EXHIBIT 5.1

                              BUCHANAN INGERSOLL
                            500 College Road East
                       Princeton, New Jersey 08540-6615


                                                              November 4, 1996

ECCS, Inc.
One Sheila Drive
Tinton Falls, New Jersey 07724

Gentlemen:

     We have acted as counsel to ECCS, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 750,000 shares (the "Shares") of the Company's common stock, $.01 par value, of which:
(i) 150,000 are to be offered by the Company to its non-employee directors under the Company's 1996 Non-Employee Directors Stock Option Plan (the "Non-Employee Plan"); and (ii) 600,000 are to be offered by the Company to its employees, non-employee directors and consultants under the Company's 1996 Stock Plan (the "Stock Plan"). The Non-Employee Plan and the Stock Plan are referred to collectively herein as the "Plans."

     In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

     1. The issuance of the Shares has been duly and validly authorized; and

     2. The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the respective Plans and the stock options granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                              Very truly yours,